Exhibit 23.7

CONSENT OF EXPERT

In connection with the Registration Statement on Forms F-10 and S-4 and any amendment thereto (the “Form F-10/S-4”) of Barrick Gold Corporation and Barrick North America Finance LLC, respectively, I, Steven Haggarty, hereby consent to the use of my name in connection with the references to the scientific and technical information relating to Barrick Gold Corporation’s mineral properties contained in or incorporated by reference on the Form F-10/S-4.

Date: August 6, 2013	By:	/s/ Steven Haggarty
Steven Haggarty